February 12, 2013

FLORIDA DEPARTMENT OF STATE
Division of Corporations

FANSPORT, INC.
5020 WOODLAND DR
PLACERVILLE, CA 95667

Re: Document Number P11000027078

The Articles of Amendment to the Articles of Incorporation for FANSPORT, INC., a Florida corporation, were filed on February 11, 2013, effective February 27, 2013.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H13000032419.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Rebekah White
Regulatory Specialist
Division of Corporations

Letter Number: 013A00003405

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on February 11, 2013, effective February 27, 2013, to Articles of Incorporation for FANSPORT, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H13000032419. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P11000027078.

Authentication Code: 013A00003405-021213-P11000027078-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twelfth day of February, 2013

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner

Ken Detzner
Secretary of State

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
FANSPORT, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida, the undersigned President of Fansport, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "**Corporation**"), bearing document number P11000027078, does hereby certify:

First, that pursuant to the unanimous written consent of the Board of Directors of this Corporation pursuant to Section 607.0821 of the Business Corporation Act, on January 14, 2013, the Board of Directors approved the following amendment to Article II, Capital Stock, of the Corporation's Articles of Incorporation, as amended:

ARTICLE IV - CAPITAL STOCK

On the date of effective date of these Articles of Amendment, the Corporation will effect a forward stock split (the "**Forward Stock Split**") of its outstanding Common Stock pursuant to which every one (1) issued and outstanding share of the Corporation's Common Stock, par value $0.0001 (the "**Old Common Stock**") shall be reclassified and converted into twenty (20) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.0001 (the "**New Common Stock**"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; *provided, further*, that no cash will be paid or distributed as a result of the Forward Stock Split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Forward Stock Split will be rounded up to the nearest whole share.

Third, these Articles of Amendment shall be effective on February 27, 2013.

Fourth, the foregoing amendments were approved and adopted by the written consent of shareholders of the Corporation effective February 11, 2013 pursuant to the provisions of Section 607.0704 of the Business Corporation Act, which such consenting shareholders had not less than the minimum number of votes that would have been necessary to authorize or take such actions at a meeting at which the holders of all shares entitled to vote thereon were present and voted.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of February 11, 2013.

Kristen Cleland

Kristen Cleland, President